Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-156012, 333-143493, 333-117248, 333-17773, 333-160362, 333-106753, and 333-106751 of Gray Television Inc. on Form S-8 and Registration Statement No. 333-190763 of Gray Television Inc. on Form S-3 of our report dated December 21, 2015, relating to the combined financial statements of Broadcast Operations of Schurz Communications, Inc. as of and for the year ended December 31, 2014 (which report expresses an unqualified opinion and includes an emphasis-of-matter paragraph noting that the combined financial statements were prepared from the separate records maintained by Schurz Communications, Inc. and may not be indicative of results of operations had the Broadcast Operations of Schurz Communications, Inc. been operated as an unaffiliated company) appearing in the Current Report on Form 8-K of Gray Television, Inc., dated January 11, 2016 and incorporated by reference in this Current Report on Form 8-K/A of Gray Television, Inc. dated April 25, 2016.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Indianapolis, IN

April 25, 2016

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